EXHIBIT 99.1

Spirit Airlines Reports Second Quarter 2017 Results

MIRAMAR, Fla., July 27, 2017 - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported second quarter 2017 financial results.

•	GAAP net income for the second quarter 2017 was $78.1 million ($1.12 per diluted share), or $79.1 million ($1.14 per diluted share)[1] excluding special items.

•	GAAP operating margin for the second quarter 2017 was 18.9 percent, or 19.1 percent excluding special items[1].

•	Spirit ended the second quarter 2017 with unrestricted cash, cash equivalents, and short-term investments of $969.6 million.

•	Spirit's return on invested capital (non-GAAP, before taxes and excluding special items) for the twelve months ended June 30, 2017 was 20.3 percent[2].

“The progress we made with our revenue initiatives, as well as the underlying revenue trends as we headed into the June quarter, were encouraging.  Unfortunately, given the level of operational disruptions and the associated financial impact, the second quarter 2017 performance overall was disappointing. We sincerely apologize to our customers who were affected by the flight disruptions during the quarter,” said Bob Fornaro, Spirit’s President and Chief Executive Officer.  “Despite our financial and operational challenges in the second quarter 2017, the changes in our pricing and revenue management strategies helped to drive year-over-year improvement in passenger and non-ticket revenue per segment -- this is the first time in over two and a half years either of these metrics increased year over year.”

Revenue Performance
For the second quarter 2017, Spirit's total operating revenue was $701.7 million, an increase of 20.1 percent compared to the second quarter 2016, driven by a 9.3 percent increase in flight volume and a 7.1 percent increase in operating yields.

Total revenue per available seat mile (TRASM) for the second quarter 2017 increased 5.7 percent compared to the same period last year. During the second quarter 2017, the Company's results benefited from the calendar shift of Easter, as well as Company driven revenue initiatives and a strong underlying demand environment.

On a per passenger flight segment basis, total revenue for the second quarter 2017 increased 8.5 percent year over year to $113.07 with ticket revenue per passenger flight segment increasing 13.4 percent to $59.93 and non-ticket per passenger flight segment increasing 3.5 percent to $53.14.

Cost Performance
For the second quarter 2017, total GAAP operating expense, including special items of $1.5 million3, increased 23.1 percent, or $106.6 million, year over year to $568.9 million. Adjusted operating expense for the second quarter 2017 increased 25.1 percent, or $113.7 million to $567.5 million4. The increase in both GAAP and adjusted operating expense was primarily driven by an increase in flight volume, higher passenger re-accommodation expense (recorded within other operating expenses), and higher fuel rates.

Aircraft fuel expense increased in the second quarter 2017 by 25.7 percent, or $29.1 million, compared to the same period last year, due to a 12.9 percent increase in the cost of fuel per gallon and a 11.1 percent increase in fuel gallons consumed.

Spirit reported second quarter 2017 cost per available seat mile ("ASM"), excluding special items and fuel (“Adjusted CASM ex-fuel”), of 5.83 cents4, an increase of 10.0 percent compared to the same period last year, driven primarily by higher passenger re-accommodation expense per ASM and higher depreciation and amortization per ASM.

Pilot-Related Cancellations
During the second quarter 2017, the Company had over 850 pilot-related flight cancellations. The Company estimates these pilot-related cancellations adversely impacted its second quarter 2017 results by approximately $45 million (approximately $25 million of revenue loss and $20 million of additional operating costs, primarily related to higher passenger re-accommodation expense). The Company estimates that had these cancellations not occurred, TRASM for the second quarter would have been up approximately 6.5 percent year over year (with the Easter shift accounting for approximately 400 basis points of the year over year increase) and Adjusted CASM ex-fuel would have been up approximately 2.0 percent year over year.

“While our cost performance for the second quarter was not satisfactory, we do not believe it materially changes our long-term cost outlook and are confident that we will continue to maintain, or grow, our relative cost advantage, ”said Ted Christie, Spirit’s Executive Vice President and Chief Financial Officer.

Labor
Spirit and its pilots, represented by the Air Line Pilots Association, remain in open contract negotiations under the supervision of the National Mediation Board.

Fleet
Spirit took delivery of three new A320ceo aircraft and one new A321ceo aircraft during the second quarter 2017, ending the quarter with 104 aircraft in its fleet.

Recent New Service Announcements
Hartford - Orlando (4/27/17)
Hartford - Myrtle Beach (4/27/17)*
Akron-Canton - Las Vegas (4/27/17)
Akron-Canton - Myrtle Beach (4/27/17)*
Newark - Houston (4/27/17)
Houston - Seattle (4/27/17)*
Baltimore - New Orleans (5/25/17)
Baltimore - Oakland (5/25/17)*
Baltimore - San Diego (5/25/17)
Baltimore - Seattle (5/25/17)
Cleveland - New Orleans (5/25/17)
Detroit - Oakland (5/25/17)*
Detroit - Seattle ( 5/25/17)*
Orlando - New Orleans (5/25/17)

Pittsburgh - Dallas (5/25/17)
Pittsburgh - Myrtle Beach (5/25/17)*
Hartford - Fort Lauderdale (6/15/17)
Pittsburgh - Fort Lauderdale (6/16/17)
Pittsburgh - Las Vegas (6/22/17)
Pittsburgh - Orlando (6/22/17)
Pittsburgh - Los Angeles (7/13/17)
Pittsburgh - Houston (7/13/17)
Pittsburgh -  Fort Myers (11/9/17)**
Pittsburgh - Tampa (11/9/17)**
Hartford - Fort Myers (11/9/17)**
Hartford - Tampa (11/9/17)**
Baltimore - Cancun (11/9/17)
Chicago - Cancun (11/9/17)

* Seasonal Summer Service
** Seasonal Winter Service

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results today, July 27, 2017, at 9:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines:
Spirit Airlines (NASDAQ: SAVE) is committed to offering the lowest total price to the places we fly, on average much lower than other airlines. Our customers start with an unbundled, stripped-down Bare Fare™ and get Frill Control™ which allows them to pay only for the options they choose - like bags, seat assignments and refreshments - the things other airlines bake right into their ticket prices. We help people save money and travel more often, create new jobs and stimulate business growth in the communities we serve. With our Fit Fleet™, the youngest fleet of any major U.S. airline, we operate more than 470 daily flights to 60 destinations in the U.S., Latin America and the Caribbean. Come save with us at www.spirit.com.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes

(1)	See "Reconciliation of Adjusted Net Income, Adjusted Pre-tax Income, and Adjusted Operating Income to GAAP Net Income" table below for more details.

(2)	See "Calculation for Return on Invested Capital, non-GAAP" table below for more details.

(3)	See "Special Items" table for more details.

(4)	See "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below for more details.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Statement of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
	2017	2016	Change	2017	2016	Change
Operating revenues:
Passenger	$371,922	$296,401	25.5	$671,684	$569,027	18.0
Non-ticket	329,760	287,732	14.6	621,744	553,249	12.4
Total operating revenues	701,682	584,133	20.1	1,293,428	1,122,276	15.3

Operating expenses:
Salaries, wages and benefits	129,892	112,930	15.0	257,030	229,340	12.1
Aircraft fuel	142,294	113,192	25.7	282,076	199,174	41.6
Aircraft rent	52,566	49,864	5.4	109,636	102,066	7.4
Landing fees and other rents	45,592	39,944	14.1	86,040	74,751	15.1
Depreciation and amortization	35,331	24,957	41.6	66,840	48,066	39.1
Maintenance, materials and repairs	28,985	20,627	40.5	55,297	41,567	33.0
Distribution	29,908	24,692	21.1	56,406	47,625	18.4
Special charges	—	8,052	nm	4,776	24,254	nm
Loss on disposal of assets	1,493	529	nm	2,598	743	nm
Other operating	102,885	67,511	52.4	180,588	131,556	37.3
Total operating expenses	568,946	462,298	23.1	1,101,287	899,142	22.5

Operating income	132,736	121,835	8.9	192,141	223,134	(13.9)

Other (income) expense:
Interest expense	13,746	10,166	35.2	26,219	18,226	43.9
Capitalized interest	(3,342)	(2,771)	20.6	(6,922)	(6,096)	13.5
Interest income	(1,828)	(1,447)	26.3	(3,141)	(3,013)	4.2
Other expense	104	157	(33.8)	107	227	(52.9)
Total other (income) expense	8,680	6,105	42.2	16,263	9,344	74.0

Income before income taxes	124,056	115,730	7.2	175,878	213,790	(17.7)
Provision for income taxes	45,913	42,646	7.7	65,800	78,786	(16.5)

Net income	$78,143	$73,084	6.9	$110,078	$135,004	(18.5)
Basic earnings per share	$1.13	$1.03	9.7	$1.59	$1.90	(16.3)
Diluted earnings per share	$1.12	$1.03	8.7	$1.58	$1.89	(16.4)

Weighted average shares, basic	69,370	70,770	(2.0)	69,359	71,173	(2.5)
Weighted average shares, diluted	69,561	70,913	(1.9)	69,576	71,347	(2.5)

SPIRIT AIRLINES, INC.
Statements of Comprehensive Income
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income	$78,143	$73,084	$110,078	$135,004
Unrealized gain (loss) on short-term investment securities, net of deferred taxes of ($6), $0, ($14) and $0	(11)	—	(24)	—
Interest rate derivative losses reclassified into earnings, net of taxes of $31, $32, $62 and $65	53	56	107	113
Other comprehensive income (loss)	$42	$56	$83	$113
Comprehensive income	$78,185	$73,140	$110,161	$135,117

SPIRIT AIRLINES, INC.
Balance Sheets
(unaudited, in thousands)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$869,153	$700,900
Short-term investment securities	100,464	100,155
Accounts receivable, net	47,996	41,136
Aircraft maintenance deposits	155,093	87,035
Prepaid expenses and other current assets	57,798	46,619
Total current assets	1,230,504	975,845

Property and equipment:
Flight equipment	1,809,747	1,461,525
Ground property and equipment	140,954	126,206
Less accumulated depreciation	(161,191)	(122,509)
	1,789,510	1,465,222
Deposits on flight equipment purchase contracts	317,867	325,688
Long-term aircraft maintenance deposits	146,162	199,415
Deferred heavy maintenance, net	75,858	75,534
Other long-term assets	114,444	110,223
Total assets	$3,674,345	$3,151,927

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$33,186	$15,193
Air traffic liability	312,587	206,392
Current maturities of long-term debt	95,428	84,354
Other current liabilities	244,629	226,011
Total current liabilities	685,830	531,950

Long-term debt, less current maturities	1,089,159	897,359
Deferred income taxes	372,998	308,143
Deferred gains and other long-term liabilities	18,125	19,868
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	555,704	551,004
Treasury stock, at cost	(219,909)	(218,692)
Retained earnings	1,173,711	1,063,633
Accumulated other comprehensive loss	(1,280)	(1,345)
Total shareholders’ equity	1,508,233	1,394,607
Total liabilities and shareholders’ equity	$3,674,345	$3,151,927

SPIRIT AIRLINES, INC.
Statement of Cash Flows
(unaudited, in thousands)

	Six Months Ended June 30,
	2017	2016
Operating activities:
Net income	$110,078	$135,004
Adjustments to reconcile net income to net cash provided by operations:
Losses reclassified from other comprehensive income	167	178
Equity-based compensation	4,671	3,905
Allowance for doubtful accounts (recoveries)	(51)	221
Amortization of deferred gains and losses and debt issuance costs	4,761	2,810
Depreciation and amortization	66,840	48,066
Deferred income tax expense	64,789	45,810
Loss on disposal of assets	2,598	743
Lease termination costs	4,777	24,254
Changes in operating assets and liabilities:
Accounts receivable	(6,808)	(12,662)
Aircraft maintenance deposits	(17,940)	(29,721)
Prepaid income taxes	(1,598)	69,444
Long-term deposits and other assets	(44,900)	(22,055)
Accounts payable	16,388	3,024
Air traffic liability	105,486	66,531
Other liabilities	14,234	25,269
Other	238	—
Net cash provided by operating activities	323,730	360,821
Investing activities:
Purchase of available-for-sale investment securities	(68,459)	—
Proceeds from the maturity of available-for-sale investment securities	67,857	—
Proceeds from sale of property and equipment	—	50
Pre-delivery deposits for flight equipment, net of refunds	(79,357)	(60,772)
Capitalized interest	(6,375)	(4,554)
Purchase of property and equipment	(269,519)	(303,175)
Net cash used in investing activities	(355,853)	(368,451)
Financing activities:
Proceeds from issuance of long-term debt	255,827	300,547
Proceeds from stock options exercised	29	92
Payments on debt and capital lease obligations	(50,099)	(19,665)
Excess tax (deficiency) benefit from equity-based compensation	—	(511)
Repurchase of common stock	(1,217)	(62,278)
Debt issuance costs	(4,164)	(107)
Net cash provided by financing activities	200,376	218,078
Net (decrease) increase in cash and cash equivalents	168,253	210,448
Cash and cash equivalents at beginning of period	700,900	803,632
Cash and cash equivalents at end of period	$869,153	$1,014,080
Supplemental disclosures
Cash payments for:
Interest, net of capitalized interest	$16,869	$21,804
Income taxes paid, net of refunds	$4,340	$(36,142)
Non-cash transactions:
Capital expenditures funded by capital lease borrowings	$(1,370)	$(31)

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended June 30,
Operating Statistics	2017	2016	Change
Available seat miles (ASMs) (thousands)	7,294,578	6,419,419	13.6%
Revenue passenger miles (RPMs) (thousands)	6,219,638	5,549,411	12.1%
Load factor (%)	85.3	86.4	(1.1) pts
Passenger flight segments (thousands)	6,206	5,606	10.7%
Block hours	109,296	98,399	11.1%
Departures	41,563	38,025	9.3%
Total operating revenue per ASM (TRASM) (cents)	9.62	9.10	5.7%
Average yield (cents)	11.28	10.53	7.1%
Average ticket revenue per passenger flight segment ($)	59.93	52.87	13.4%
Average non-ticket revenue per passenger flight segment ($)	53.14	51.32	3.5%
Total revenue per passenger flight segment ($)	113.07	104.19	8.5%
CASM (cents)	7.80	7.20	8.3%
Adjusted CASM (cents) (1)	7.78	7.07	10.0%
Adjusted CASM ex-fuel (cents) (2)	5.83	5.30	10.0%
Fuel gallons consumed (thousands)	85,533	77,013	11.1%
Average economic fuel cost per gallon ($)	1.66	1.47	12.9%
Aircraft at end of period	104	87	19.5%
Average daily aircraft utilization (hours)	11.7	12.7	(7.9)%
Average stage length (miles)	982	971	1.1%

	Six Months Ended June 30,
Operating Statistics	2017	2016	Change
Available seat miles (ASMs) (thousands)	14,170,478	12,402,423	14.3%
Revenue passenger miles (RPMs) (thousands)	11,833,060	10,619,724	11.4%
Load factor (%)	83.5	85.6	(2.1	) pts
Passenger flight segments (thousands)	11,775	10,594	11.1%
Block hours	213,332	191,943	11.1%
Departures	80,893	73,185	10.5%
Total operating revenue per ASM (TRASM) (cents)	9.13	9.05	0.9%
Average yield (cents)	10.93	10.57	3.4%
Average ticket revenue per passenger flight segment ($)	57.04	53.71	6.2%
Average non-ticket revenue per passenger flight segment ($)	52.80	52.22	1.1%
Total revenue per passenger flight segment ($)	109.84	105.93	3.7%
CASM (cents)	7.77	7.25	7.2%
Adjusted CASM (cents) (1)	7.72	7.05	9.5%
Adjusted CASM ex-fuel (cents) (2)	5.73	5.44	5.3%
Fuel gallons consumed (thousands)	164,597	147,563	11.5%
Average economic fuel cost per gallon ($)	1.71	1.35	26.7%
Average daily aircraft utilization (hours)	11.8	12.8	(7.8)%
Average stage length (miles)	983	983	—%

(1)	Excludes special items.

(2)	Excludes economic fuel expense and special items.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Special Items
(unaudited)

	Three Months Ended
	June 30,
(in thousands)	2017	2016
Operating special items include the following (1):
Loss on disposal of assets	1,493	529
Special charges	—	8,052
Total operating special items	$1,493	$8,581

Reconciliation of Adjusted Operating Expense to GAAP Operating Expense
(unaudited)

	Three Months Ended
	June 30,
(in thousands, except CASM data in cents)	2017	2016
Total operating expenses, as reported	$568,946	$462,298
Less operating special items (1)	1,493	8,581
Adjusted operating expenses, non-GAAP (2)	567,453	453,717
Less: Economic fuel expense	142,294	113,192
Adjusted operating expenses excluding fuel, non-GAAP (3)	$425,159	$340,525

Available seat miles	7,294,578	6,419,419

CASM (cents)	7.80	7.20
Adjusted CASM (cents) (2)	7.78	7.07
Adjusted CASM ex-fuel (cents) (3)	5.83	5.30

(1)	Special items include loss on disposal of assets and special charges. Special charges are primarily related to lease termination costs.

(2)	Excludes operating special items.

(3)	Excludes operating special items and economic fuel expense as described in the "Reconciliation of Economic Fuel Expense to GAAP Fuel Expense" table below.

Reconciliation of Adjusted Net Income, Adjusted Pre-Tax Income, and Adjusted Operating Income to GAAP Net Income
(unaudited)

	Three Months Ended
	June 30,
(in thousands, except per share data)	2017	2016
Net income, as reported	$78,143	$73,084
Add: Provision for income taxes	45,913	42,646
Income before income taxes, as reported	124,056	115,730
Pre-tax margin, GAAP	17.7%	19.8%
Add operating special items (1)	$1,493	$8,581
Adjusted income before income taxes, non-GAAP (2)	125,549	124,311
Adjusted pre-tax margin, non-GAAP (2)	17.9%	21.3%
Add: Total other (income) expense	8,680	6,105
Adjusted operating income, non-GAAP(2)	134,229	130,416
Adjusted operating margin, non-GAAP(2)	19.1%	22.3%

Provision for adjusted income taxes (3)	46,466	45,808
Adjusted net income, non-GAAP (2)(3)	$79,083	$78,503

Weighted average shares, diluted	69,561	70,913

Adjusted net income per share, diluted (2)(3)	$1.14	$1.11

Total operating revenues	$701,682	$584,133

(1)	See "Special Items" for more details.

(2)	Excludes operating special items.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income.

The Company tracks a non-GAAP calculation of Return on Invested Capital, or ROIC, as a way of measuring our efficiency in delivering returns and in allocating capital. We calculate ROIC as Adjusted Operating Income (non-GAAP), divided by Total Invested Capital (non-GAAP), on a pre-tax and after-tax basis, expressed as a percentage.
Because a substantial portion of our aircraft fleet is held under operating leases, which do not appear on the balance sheet, a GAAP-based calculation of our total capital deployed may be considered understated (which would have the effect of overstating ROIC, if calculated solely using GAAP line items). Accordingly, we adjust our total capital, the denominator of the ROIC measurement, by capitalizing operating leases at a level equal to seven times our aircraft rent expense, a measure used commonly in the airline industry and by analysts.
To calculate Adjusted Operating Income (non-GAAP), we add back aircraft rent to GAAP operating income, in keeping with the adjustment to total capital discussed above. In order to remove the effects of non-recurring gains and losses that may affect GAAP operating income we also exclude special items from Adjusted Operating Income (non-GAAP). We present Adjusted Operating Income (non-GAAP) on a pre-tax basis and present Adjusted Operating Income (non-GAAP) on an after-tax basis, using our effective tax rate for the period.

Calculation of Return on Invested Capital, non-GAAP
(unaudited)

Twelve Months Ended
(in thousands)	June 30, 2017
Operating income	$412,668
Add operating special items (1)	23,753
Adjustment for aircraft rent	209,245
Adjusted operating income, non-GAAP	645,666
Tax (37.1%) (2)	239,542
Adjusted operating income, after-tax, non-GAAP	$406,124
Invested capital:
Total debt	$1,184,587
Book equity	1,508,233
Less: Unrestricted cash, cash equivalents & short-term investments	969,617
Add: Capitalized aircraft operating leases (7x Aircraft Rent)	1,464,715
Total invested capital, non-GAAP	$3,187,918

Return on invested capital (ROIC), pre-tax, non-GAAP	20.3%
Return on invested capital (ROIC), after-tax, non-GAAP (2)	12.7%

(1)	See "Special Items" for more details.

(2)	Assumes same marginal tax rate as is applicable to GAAP net income for the twelve months ended June 30, 2017.

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